                                                                   EXHIBIT 99.1

[POWELL INDUSTRIES, INC. LOGO]                          PRESS RELEASE

                                    Contacts:  Don R. Madison, CFO
                                               Powell Industries, Inc.
                                               713-947-4422

                                               Ken Dennard / kdennard@drg-e.com
                                               Karen Roan / kroan@drg-e.com
                                               DRG&E / 713-529-6600


                           POWELL INDUSTRIES REPORTS

                       FISCAL 2003 SECOND QUARTER RESULTS


HOUSTON -- MAY 29, 2003 -- Powell Industries, Inc. (NASDAQ: POWL), a leading manufacturer of equipment and systems for the management and control of electrical energy and other critical processes, today announced results for the fiscal 2003 second quarter ended April 30, 2003.
         Revenues for the second quarter of 2003 were $64.2 million compared to revenues of $80.3 million for the second quarter of 2002. Second quarter net income from continuing operations was $2.0 million, or $0.19 per diluted share, compared to $4.5 million, or $0.42 per diluted share, for the second quarter of fiscal 2002. The decline in revenue and net income in the quarter was a result of further deterioration in the electrical products markets the company serves. Powell generated $17.9 million in free cash flow (defined as total cash flow from operations of $18.8 million less all capital expenditures of $0.9 million) in the second quarter.
         Revenues for the first six months of fiscal 2003 were $135.8 million compared to revenues of $156.8 million for the first six months of fiscal 2002. Net income including the effect of a change in accounting principle of $510,000 for the adoption of Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," for the first six months was $4.5 million, or $0.43 per diluted share, versus $8.2 million, or $0.77 per diluted share. Excluding the effect of a change in accounting principle, net income was $5.1 million, or $0.47 per diluted share, compared to $8.2 million, or $0.77 per diluted share.

         "Overall, business conditions remain depressed and competitive pressure intense; however, there is some optimism that market conditions have stabilized," stated Thomas W. Powell, chairman and chief executive officer. "We are pleased that we were recently awarded a contract from the Port Authority of New York & New Jersey to design and build Intelligent Transportation Systems for the Holland and Lincoln Tunnels, which added approximately $37 million to our backlog in the second quarter."

         The Electrical Power Products segment recorded revenues of $58.2 million in the second quarter compared to $75.1 million in the second quarter a year ago. Second quarter income from continuing operations before income taxes for Electrical Power Products totaled $3.0 million versus $7.3 million in last year's second quarter.

         Process Control Systems revenues for the second quarter were $6.0 million compared to $5.2 million in last year's second quarter. Income from continuing operations before income taxes for Process Control Systems totaled $0.2 million versus a loss of $0.2 million a year ago.

         The company's order backlog as of April 30, 2003, was $203.0 million, compared to $168.5 million at the end of the first fiscal quarter of 2003 and $221.7 million at the end of the second fiscal quarter one year ago. New orders placed during the second quarter totaled $98.7 million versus $50.7 million in the first quarter of 2003 and $88.7 million in the second quarter a year ago.


         OUTLOOK
         The following statements are based on the current expectations of the company. These statements are forward looking and actual results may differ materially as further elaborated in the last paragraph below.

         Powell Industries expects fiscal third quarter earnings to range between $0.13 and $0.18 per diluted share and full year 2003 earnings from continuing operations to range between $0.60 and $0.75 per diluted share. Full year 2003 revenue is expected to range between $240 million and $250 million and free cash flow, defined as total cash flow from operations less all capital expenditures, is expected to range between $20 million and $25 million.


CONFERENCE CALL

         Powell Industries has scheduled a conference call for Thursday, May 29, 2003, at 11:00 a.m. eastern time. To participate in the conference call, dial (303) 262-2076 at least 10 minutes before the call begins and ask for the Powell Industries conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until Thursday, June 5, 2003. To access the replay, dial (303) 590-3000 using a passcode of 539481.

         Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting www.drg-e.com. To listen to the live call on the web, please visit the web site at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call and will remain available for approximately 30 days at www.drg-e.com.
                                       -------------


         Powell Industries, Inc., headquartered in Houston, TX, designs, manufactures and services equipment and systems for the management and control of electrical energy and other critical processes. Powell provides products and services to the transportation, environmental, industrial and utility industries. For more information, please visit www.powellind.com.
                                               -----------------

Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward looking statements involve risks and uncertainty in that actual results may differ materially from those projected in the forward looking statements. In the course of operations, we are subject to certain risk factors, including but not limited to competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company's filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.

                              - Tables to follow -

POWELL INDUSTRIES, INC. & SUBSIDIARIES
-------------------------------------------------------------------------------
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                            APRIL 30,                       APRIL 30,
                                                                           (UNAUDITED)                     (UNAUDITED)
                                                                       2003           2002            2003           2002
                                                                       ----           ----            ----           ----
         (In thousands, except per share data)
REVENUES........................................................      $64,201         $80,286       $135,781       $156,773
Cost of goods sold..............................................       52,077          63,019        109,425        123,915
                                                                       ------          ------        -------        -------
Gross profit....................................................       12,124          17,267         26,356         32,858
Selling, general & administrative expenses......................        8,909           9,917         18,318         19,338
                                                                      -------         -------        -------        -------
Income from operations before interest and income taxes.........        3,215           7,350          8,038         13,520
Interest expense................................................           81             320            167            676
Interest income.................................................          (88)           (57)           (180)          (108)
                                                                      -------         -------        -------        -------
Income from continuing operations before income taxes
   and cumulative effect of change in accounting principle .....        3,222           7,087          8,051         12,952
Income tax provision............................................        1,204           2,573          2,999          4,703
                                                                      -------         -------        --------        -------

INCOME FROM CONTINUING OPERATIONS BEFORE CUMULATIVE
 EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE.......................       $2,018          $4,514         $5,052         $8,249

Cumulative effect of change in accounting principle, net of tax.      $   ---         $   ---        $  (510)        $  ---
                                                                      -------         -------        -------         ------
NET INCOME......................................................      $2,018          $ 4,514         $4,542         $8,249
                                                                      =======         =======        =======         ======
Net earnings per common share:

Basic:
   Earnings from continuing operations...............................$   0.19        $   0.43       $   0.48       $   0.79
   Cumulative effect of change in accounting principle..........          ---            ---           (0.05)           ---
                                                                    ---------      ---------       ---------       --------
   Net earnings.................................................     $   0.19        $   0.43       $   0.43       $   0.79
                                                                     ========        ========       ========       ========

Diluted:
   Earnings from continuing operations..........................     $   0.19        $   0.42       $   0.47       $   0.77
   Cumulative effect of change in accounting principle..........          ---            ---           (0.04)           ---
                                                                    ---------       --------        --------        -------
   Net earnings.................................................     $   0.19        $   0.42        $  0.43       $   0.77
                                                                     ========        ========        =======       ========


Weighted average number of common
  shares outstanding............................................       10,580          10,457         10,577         10,452
                                                                       ======          ======         ======         ======

Weighted average number of common and
  common equivalent shares outstanding..........................       10,657          10,685         10,665         10,676
                                                                       ======          ======         ======         ======


SELECTED FINANCIAL DATA:

Capital Expenditures............................................      $   962          $3,517         $2,802         $9,037
                                                                      =======          ======         ======         ======

Depreciation and amortization...................................       $1,232          $1,142         $2,499         $2,315
                                                                       ======          ======         ======         ======

POWELL INDUSTRIES, INC. & SUBSIDIARIES
------------------------------------------------------------------------------
CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                   April 30,       October 31,
                                                                                      2003            2002
                                                                                      ----            ----
                             (In thousands)                                        (Unaudited)
Assets:

     Current assets..........................................................        $137,196       $138,499

     Property, plant & equipment (net) ......................................          45,277         45,020

     Other assets............................................................           5,550          6,124
                                                                                     --------       --------

            Total assets.....................................................        $188,023       $189,643
                                                                                     ========       ========


Liabilities & stockholders' equity:

     Current liabilities.....................................................         $45,634        $52,033

     Long-term debt and capital lease obligations, net of
            current maturities...............................................           7,233          7,264

     Deferred & other long-term liabilities..................................           2,142          2,139

     Stockholders' equity....................................................         133,014        128,207
                                                                                    ---------      ---------

            Total liabilities and stockholders' equity.......................        $188,023       $189,643
                                                                                     ========       ========

POWELL INDUSTRIES, INC. & SUBSIDIARIES
------------------------------------------------------------------------------
BUSINESS SEGMENTS

                                                                       THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                            APRIL 30,                       APRIL 30,
                                                                           (UNAUDITED)                     (UNAUDITED)
                                                                       2003            2002           2003           2002
                                                                       ----            ----           ----           ----
                    (In thousands)
Revenues:
            Electrical Power Products...........................      $58,153         $75,104       $123,714       $146,231
            Process Control Systems.............................        6,048           5,182         12,067         10,542
                                                                      -------         -------       --------       --------

            Total revenues......................................      $64,201         $80,286       $135,781       $156,773
                                                                      =======         =======       ========       ========

Income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle:

            Electrical Power Products...........................       $2,993          $7,319         $7,606        $12,961
            Process Control Systems.............................          229            (232)           445             (9)
                                                                      -------        --------       --------       --------

            Total income from continuing operations before income taxes
             and cumulative effect of change in accounting principle   $3,222          $7,087         $8,051        $12,952
                                                                      =======        ========       ========       ========

                                                                                    April 30,      October 31,
                                                                                      2003            2002
                                                                                      ----            ----
                                                                                   (Unaudited)
Assets:

     Electrical Power Products...............................................        $139,274       $156,584
     Process Control Systems.................................................          14,330         14,937
     Corporate...............................................................          34,419         18,122
                                                                                     --------       --------

            Total assets.....................................................        $188,023       $189,643
                                                                                     ========       ========


Backlog:

     Electrical Power Products...............................................        $132,760       $151,632
     Process Control Systems.................................................          70,234         37,721
                                                                                    ---------       --------

            Total backlog....................................................        $202,994       $189,353
                                                                                     ========       ========